Exhibit 99.1
THE BLACKWELL HUMAN
SERVICES CAMPUS

PHILADELPHIA, PA

OFFERING MEMORANDUM

CONFIDENTIALITY AGREEMENT

The information contained in the following Marketing Brochure is proprietary and strictly confidential. It is intended to be reviewed only by the party receiving it from Marcus & Millichap and should not be made available to any other person or entity without the written consent of Marcus & Millichap. This Marketing Brochure has been prepared to provide summary, unverified information to prospective purchasers, and to establish only a preliminary level of interest in the subject property. The information contained herein is not a substitute for a thorough due diligence investigation. Marcus & Millichap has not made any investigation, and makes no warranty or representation, with respect to the income or expenses for the subject property, the future projected financial performance of the property, the size and square footage of the property and improvements, the presence or absence of contaminating substances, PCB's or asbestos, the compliance with State and Federal regulations, the physical condition of the improvements thereon, or the financial condition or business prospects of any tenant, or any tenant’s plans or intentions to continue its occupancy of the subject property. The information contained in this Marketing Brochure has been obtained from sources we believe to be reliable; however, Marcus & Millichap has not verified, and will not verify, any of the information contained herein, nor has Marcus & Millichap conducted any investigation regarding these matters and makes no warranty or representation whatsoever regarding the accuracy or completeness of the information provided. All potential buyers must take appropriate measures to verify all of the information set forth herein.

ALL PROPERTY SHOWINGS ARE BY APPOINTMENT ONLY. PLEASE CONSULT YOUR MARCUS & MILLICHAP
AGENT FOR MORE DETAILS.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

TABLE OF CONTENTS

SECTION ONE	PROPERTY DESCRIPTION

SECTION TWO	PRICING & FINANCIAL ANALYSIS

SECTION THREE	RECENT SALES

SECTION FOUR	LEASE COMPARABLES

SECTION FIVE	DEMOGRAPHIC ANALYSIS

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

SECTION ONE

PROPERTY DESCRIPTION

THE BLACKWELL HUMAN

SERVICES CAMPUS

PHILADELPHIA, PA

INVESTMENT OVERVIEW

INVESTMENT HIGHLIGHTS

407,724 SF Behavioral Health Care Campus in University City, Philadelphia, PA

96.7% leased to stable, well funded and successful for-profit and not-for-profit behavioral health care providers of services recognized as valuable to the community

CoreCare, the seller and major tenant (36% of leasable area) is a stable, profitable public company

21.5 acre campus with approximately one-third available for additional development

8.5% cap rate on leases in place for year 1 and an unleveraged 10 year IRR of 11.0%

Zoning permits vast array of institutional and other uses, not welcomed in other areas of the City

Major renovations were done to the buildings prior to 1997 with on-going capital improvements since

The surrounding area is in the path of redevelopment driven by investments by the University of Pennsylvania and Drexel University and the Market Street elevated rail reconstruction project

The Kirkbride Building is on the National Historic Registry and eligible for Historic Tax Credits.

OVERVIEW

Marcus & Millichap is offering for sale The Blackwell Human Services Campus (formerly known as Kirkbride Center), a multi-tenant  behavioral health care campus, situated on a 21.59 acre site on the western edge of University City, Philadelphia, PA. The campus consists of 6 structures totaling 407,724 rentable square feet. The original building was constructed in 1859 and is on the National Historic Registry. Additional buildings and renovations were completed throughout the 1900s and as recently as 1989. This unique campus is being offered well below replacement cost.

CoreCare Systems, Inc. acquired the Blackwell Human Services Campus from The Institute of the Pennsylvania Hospital in February of 1997 to reposition it as a local low-cost provider to Community Behavioral Health (CBH), the City of Philadelphia's managed Medicaid Health Maintenance Organization. To meet CBH's needs, CoreCare shifted its services over time to include substance abuse. CBH is the primary client and source of revenue for CoreCare.

The Blackwell Human Services Campus is a repositioning success story, reborn from a defunct psychiatric hospital into a vibrant and synergetic campus home to organizations providing critical social and behavioral services to its surrounding population. CoreCare has completed the phase of its start up business plan, reorganized and with the sale of the Blackwell Human Services Campus will be positioned for future growth of its services.

The Seller and anchor tenant, CoreCare, will lease-back approximately 146,000 square feet of the space (approximately 36% of the facility) on a NNN basis. The remaining space is leased to many complementary third-party behavioral health and social service tenants such as a family transitional housing shelter, adolescent rehabilitation, and outpatient counseling. The third-party leases will be assigned to the Purchaser. A projected Year 1 Net Operating Income of $2,990,445 produces an 8.54% return on the Purchase Price. Additionally there are two separate non-contingent offers to lease 5.5 acres of the excess land for $300,000 annually which would create a proforma CAP rate of 9.39%.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Investment Overview Cont'd

The campus is nearly a full city block bordered by Market Street to the South, Haverford Avenue to the North, and 48th& 49th Streets respectively to the east and west. The completion in 2007/2008 of the renovation of the subway on Market Street, investments by the University of Pennsylvania in the neighborhood and nearby redevelopment projects, speak to the future revitalization of this area. The site has approximately 5.5 acres of excess land available for additional development on the Market Street side of the campus with an additional 1.5 acres along Harverford Avenue. The property is located in an R-4, Residential District; however, the historic use of the property prior to the enactment of the zoning regulations in 1933 qualifies the site for many “non-conforming” institutional uses. CoreCare has received numerous offers to buy or lease this excess land for uses that include social service and retail. The Purchaser may also be able to take advantage of historic tax credits and commercial tax credits.

Well-respected religious organizations, educational institutions, healthcare systems, and the City of Philadelphia are all advocates of this facility because it provides a strategically located campus that can accommodate needed behavioral and social service programs. The Blackwell Human Services Campus makes it possible for these organizations to carry out their mission driven objectives, all of which deliver valuable community services. The unusual zoning situation has made this campus the location of choice for most of its third-party tenants which otherwise would have a challenge finding a suitable location. Additional agencies have expressed interest in relocating to the Blackwell Human Services Campus. Many of the existing tenants have expressed interest in additional space for expansion, if vacancies occur. Clearly, the demand for space at the Blackwell Human Services Campus exceeds its available space. With the favorable zoning and existing tenant mix The Blackwell Human Services Campus has become a critical and successful location for delivering needed services to the surrounding population.

Since the opening of Kirkbride Center , funding from various sources for CoreCare and third party-tenant programs has been stable and reliable. There is every indication that such funding will continue because of the critical needs of the population and the success of the programs. Each program has a rental payment track record to support this.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Location Overview

LOCATION HIGHLIGHTS

Located at the west end of
University City, Philadelphia

Home of University of Pennsylvania and Drexel University

Population over 869,000 within 5 miles

Parcel encompasses nearly an entire city block

Accessible via public transportation

OVERVIEW

The Blackwell Human Services Campus is a behavioral health care campus situated on a 21.59 acre campus consisting of a nearly full city block bordered by Market Street to the South, Haverford Avenue to the North, and 48th& 49th Streets respectively to the east and west. It sits on the northwestern edge of University City and is within blocks of Drexel University, University of Pennsylvania, and The Philadelphia Center for the Health Care Sciences.

University City was Philadelphia's first suburb, and is home to worldrenowned centers of education, medicine, and technology. This livable urban neighborhood has residents of diverse backgrounds which give University City a distinctive and intellectual culture. Its galleries, museums, and theaters feature exhibitions and performances from across the nation and around the world.

The site is easily accessible as it is two blocks from the 46th Street Subway Station which is currently under renovation and provides access to the Frankford-Market Line (Blue Line). Currently, SEPTA is undertaking a $567,000,000 complete reconstruction of the Market Street Elevated between Millbourne and the 46th Street Portal. The new Market Street Elevated, consisting of a single-pier viaduct, will allow PennDOT to widen Market Street to four lanes without having elevated supports impeding the flow of traffic between 60th Street and 44th Street. The Construction is slated to be completed by 2008 or 2009.

Current Development Projects in West Philadelphia

University Science Center 38th and Market Street	150,000 SF building scheduled to open 1st Qtr 2008. More buildings planned.
Drexel University, College of Law 33rd, 34th & 37th and Market Street	65,000 SF complex opening January 2007.
University of Pennsylvania through 52nd Street	Subsidized financial program for University of Pennsylvania and University of Pennsylvania Health System employees tp purchase homes.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

SEPTA Map

SEPTA
Market-Frankford
Line
Frankford Transportation Center
Margaret-Orthodox
Church
Erie-Torresdale
Tioga
Allegheny
Somerset
Huntingdon
York-Dauphin
Berks
Girard
Spring Garden
The Blackwell Human
Services Campus
Broad Street Line
Broad-Ridge Spur
PATCO (to NJ)
Amtrak
Regional Rail Lines
Trolley
Route 100
Routes 101, 102
69th St.
Millbourne
63rd
60th
56th
52nd
46th
40th
34th
30th
15th
City
Hall
13th
11th
8th
5th
2nd
60th Street
Closed for
Reconstruction
Train stops during weekday peak periods
• Only A trains stop at stations marked
• Only B trains stop at stations marked
• All trains stop at unmarked stations
Connections with other services
Pedestrian connections
between services
Free interchange
between transit services
© SEPTA 2006

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Aerial Photo

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Property Features

CONSTRUCTION

Stone and Masonry for Original Structures

Main Building (c.1859) is on National Historic Registry

Separate Physical Services Building with Chiller Plant

Over $15 Million in Upgrades and Renovations prior to 1997

FEATURES

Cafeteria

Conference Center

Auditorium

Activities Room/Gymnasium/Outdoor Recreation

Landscaped Walled Campus

On-Site Power Plant (Cogeneration Potential)

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Property Summary

THE OFFERING
Property	The Blackwell Human Services Philadelphia, PA 19139
Property Type	Multi-Tenant Behavioral Health Care
Assessor's Parcel Number	88-30817000

SITE DESCRIPTION
Parcel Size	21.59 Acres
Type of Ownership	Fee Simple
Rentable Square Feet	407,724
Zoning	R-4 with "Grandfathered" Institutional
Parking Ratio	2:1,000 SF
Landscaping	Mature
Topography	Flat
Cross Street	Market St., 49th St., Haverford Ave.
Traffic Counts (Vehicles per Day)	Over 30,000 VPD Total Surrounding
Land for Additional Development	Approximately 7 Acres
CONSTRUCTION
Year Built/Renovated	1895 / 1997
Construction Type	Masonry, Brick and Metal
Exterior Walls	Brick, Masonry
Foundation	Concrete, Masonry
Parking Surface	Blacktop

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Property Summary

Kirkbride Building (1859)
The Kirkbride Building, the original structure of the Institute of Pennsylvania Hospital, has three floors over a basement area and sub basement. The building is on the National Historic Registry and eligible for historic tax credits for renovation expenditures. The West Philadelphia ACES Charter School is the major tenant of the Kirkbride Building, utilizing space in the North and Center sections. The Mill Creek School (owned by Pennsylvania Hospital) occupies space on the first and second floors of the North section. Philadelphia Health Management Corporation’s Adolescent Residential Treatment Center will be occupying the South section. Children’s Hospital of Pennsylvania leases space in the North Section. Traveler’s Aid and Market Street Contractors also occupy space in the Kirkbride Building. The auditorium is located in the North Section.

Lawler Building (Center Building) (1928)
The Center Building contains four floors over a basement area, with a small penthouse above the third floor, with the basement area used primarily for storage and mechanical areas. The first floor includes the main entry/lobby and reception area. The remainder of the first floor and basement is partitioned into various smaller offices, lounges and common areas. The floors are finished with marble or granite, large fireplaces and high ceilings with crown moldings and decorative chandeliers. The second and third floors are identical and renovated. Baptist Children’s Services occupy the second floor. The third floor is occupied by CoreCare’s Westmeade program. CoreCare’s administrative offices are located on the fourth floor which has a fireplace, parquet floors and two sun decks. Traveler’s Aid occupies the basement level with one of its two residential shelter areas. The penthouse contains the mechanical areas including main power and pumps for the chilled water.

North Flats Building (1859)
The building has a single story over a basement area, and is occupied by the Consortium.

North/Activities Building (1957)
The North/Activities Building is a six-story structure over a basement, and includes CoreCare’s acute care psychiatric beds, their Drug & Alcohol Rehabilitation program and additional office area. It is a lockeddown, full security area, with limited access to visitors. The basement area is partially occupied by Traveler’s Aid residential shelter as well as mechanical areas, and some administrative offices. The first through sixth floors are identical in layout with patient rooms, nursing stations, activity rooms and offices.

West Services Building (1957)
The West Services Building includes one floor over a basement area, with the first floor utilized by CoreCare Food Services to prepare and serve food.

East Services Building (1957) and Chiller Building (1989)
The East Services Building has two floors with some sub-basement storage space. The main power backup and mechanical areas are located here. The Chiller Building consists of the main air conditioning chiller and power panels for the campus.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Property Photos

Kirkbride Building
Lawler Building (Center Building)	Lawler Building from Sunken Garden

North Building (CoreCare Psychiatric Hospital) (CoreCare Drug & Alcohol Rehabilitation Program)	North Activities Building (CoreCare Admissions Department) (Traveler's Aid Residential Shelter)

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Property Photos

West Services Building
Cafeteria	Dining Area
North Flats Building	East Services Building

North Building (Hospital Interior)	Basketball Court

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Area Maps

LOCAL MAP

Miquon
Oaklane
Cheltenham
1
Wayne
Radnor
23
Gladwyne
76
Lawn Crest
73
Belmont Hills
Ithan
Manayunk
Rosemont
Bryn Mawr
Penn Valley
1
73
320
Haverford
Ardmore
Bala-Cynwyd
Merion Station
30
90
3
Broomall
1
Havertown
Delair
Llanerch
13
90
Camden
Lawrence Park
Pilgrim Gardens
Bywood
Philadelphia
476
Drexel Hill
252
Marple
Yeadon
30
Merchantville
1
420
Springfield
Passyunk
38
38
Camden
Primos
Clifton Heights
70
Media
Collingdale
Woodlynne
Westmont
Sharon Hill
611
291
Moylan
Swarthmore
95
76
676
Oaklyn
Glenolden
Eastwick
Gloucester City
130
Audubon
Folsom
Milmont Park
Ridley Park
Delaware River
Haddon Heights
352
Woodlyn
Lester
Philadelphia Intl
Brookhaven
Westville
Bellmawr
National Park
30
Eddystone
295
Tinicum Township
Westville Grove
Barrington
95
Chester
Delaware
Billingsport
Colonial Manor
42
Magnolia
653
Thorofare

REGIONAL MAP

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Parcel Map

Drexel University
The Blackwell Human
Services Campus
111 North 49th Street
Philadelphia, PA 19139
Haverford Avenue
49th Street
Market Street
HAVERFORD
POWELTON
EASEMENT
MARKET
173.
206.
32
N
S
E
W

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Blackwell Human Services Campus

THE BLACKWELL HUMAN SERVICES CAMPUS

48th Street
Entrance & Parking
Market Street
Haverford Avenue
49th Street
Entrance & Parking
Kirkbride Building
1
2
3
4
5
6
7
Sunken Garden
Tennis Court
CVS/Pharmacy
S
S Smoking Area
E
N
S
W

1. **Kirkbride Building (1859)**
   CoreCare
   Traveler's Aid
   W.P. Aces Charter School
   PA Hospital-Mill Creek School
   PHMC Adolescent Treatment
   Children's Hospital of PA
   Market Street Constructors
   Pennsylvania State University
2. **Lawler Building/Center Building (1928)**
   CoreCare
   Traveler's Aid (Shelter)
   Baptist Children's Services
   ABS LINCS
   CRI
3. **North/Activities Building (1957)**
   CoreCare Psychiatric Hospital
   Traveler's Aid (Shelter)
4. **North Flats Building (1859)**
   The Consortium
   Children's Services
5. **West Service Building (1957)**
   CoreCare Food Services
6. **East Services (1957)/ Chiller Building (1989)**
   Mechanical
7. **Excess Land**

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

SECTION 2

PRICING & FINANCIAL ANALYSIS

THE BLACKWELL HUMAN

SERVICES CAMPUS

PHILADELPHIA, PA

Financial Overview

LOCATION
    Philadelphia, PA 19139

ANNUALIZED OPERATING DATA
INCOME	CURRENT	PRO FORMA
Gross Potential Rent	$5,330,825	$5,330,825
Expense Reimbursements	1,126,780	1,129,771
Land Leases/Other Income*	56,124	356,124
Gross Potential Income	$6,513,729	$6,816,720
Vacancy/Collection Allowance	6.2% 328,621	6.2% 328,621
Effective Gross Income	$6,185,108	$6,488,099
Total Expenses	3,194,663	3,202,146
Net Operating Income	$2,990,445	$3,285,953
Total Return	8.54% $2,990,445	9.39% $3,285,953

EXPENSES
Real Estate Taxes	$224,952	$224,952
Other Taxes	121,821	121,821
Insurance	207,030	207,030
Contract Services	146,870	146,870
Utilities	1,196,616	1,196,616
Legal and Accounting	31,088	31,088

Management Fee	154,628	162,111
Cleaning	46,350	46,350
Security	342,778	342,778
Engineering	382,981	382,981
Other	339,549	339,549

TOTAL EXPENSES	$3,194,663	$3,202,146
EXPENSES/SF	$7.84	$7.85

Price	$35,000,000
Down Payment	100.0%
Rentable Square Feet	407,724
Price/Rentable SF	$85.84
CAP Rate - Current	8.54%
CAP Rate - Pro Forma	9.39%
Year Built /Renovated	1895/1997
Parcel Size	21.59 Acres
Type of Ownership	Fee Simple

 * There are two separate non-contingent offers to lease 5.5 acres of the excess land for $300,000 annually.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Argus Cash Flows
Schedule Of Prospective Cash Flow
In Inflated Dollars for the Fiscal Year Beginning 7/1/2007

	Year 1	Year 2	Year 3	Year 4	Year 5
For the Years Ending	Jun-2008	Jun-2009	Jun-2010	Jun-2011	Jun-2012

Potential Gross Revenue
Base Rental Revenue	$5,330,825	$5,601,592	$5,752,955	$5,923,909	$6,111,152
Absorption & Turnover Vacancy	(328,621)	(127,462)	(13,338)	(10,054)	(12,299)

Scheduled Base Rental Revenue	5,002,204	5,474,130	5,739,617	5,913,855	6,098,853

Expense Reimbursement Revenue
Real Estate Taxes	80,102	82,947	86,916	91,030	95,420
Other Taxes	43,378	44,920	47,067	49,294	51,676
Insurance	73,722	76,337	79,992	83,774	87,819
Contract Services	52,299	54,156	56,747	59,429	62,301
Utilities	426,099	441,227	462,349	484,214	507,582
Legal and Accounting	11,069	11,465	12,010	12,578	13,188
Cleaning	16,505	17,092	17,909	18,752	19,664
Security	122,057	126,396	132,441	138,702	145,405
Engineering	136,375	141,218	147,970	154,980	162,452
Repairs & Maintenance	120,909	125,201	131,193	137,399	144,036
Managment Fee	44,265	57,358	61,141	63,454	66,860

Total Reimbursement Revenue	1,126,780	1,178,317	1,235,735	1,293,606	1,356,403

WP Aces Trailer (Land)	45,000	45,000	15,450
Cell Towers	11,124	11,458	11,800	12,156	12,519

Total Potential Gross Revenue	6,185,108	6,708,905	7,002,602	7,219,617	7,467,775
General Vacancy	(152,618)	(274,310)	(286,141)	(293,259)

Effective Gross Revenue	6,185,108	6,556,287	6,728,292	6,933,476	7,174,516

Operating Expenses
Real Estate Taxes	224,952	231,701	238,653	245,810	253,186
Other Taxes	121,821	125,473	129,241	133,115	137,110
Insurance	207,030	213,240	219,638	226,228	233,015
Contract Services	146,870	151,277	155,816	160,489	165,304
Utilities	1,196,616	1,232,512	1,269,489	1,307,573	1,346,801
Legal and Accounting	31,088	32,018	32,979	33,969	34,989
Cleaning	46,350	47,741	49,173	50,648	52,166
Security	342,778	353,062	363,652	374,564	385,799
Engineering	382,981	394,474	406,306	418,497	431,051
Repairs & Maintenance	339,549	349,735	360,228	371,035	382,163
Managment Fee	154,629	163,906	168,208	173,337	179,362

Total Operating Expenses	3,194,664	3,295,139	3,393,383	3,495,265	3,600,946

Net Operating Income	2,990,444	3,261,148	3,334,909	3,438,211	3,573,570

Leasing & Capital Costs
Tenant Improvements	104,288	563,122	35,876	49,016
Capital Expenditures	83,991	86,510	89,108	91,778	94,533
Owners Expense	20,998	21,627	22,277	22,944	23,633

Total Leasing & Capital Costs	209,277	671,259	147,261	163,738	118,166

Cash Flow Before Debt Service & Taxes	$2,781,167	$2,589,889	$3,187,648	$3,274,473	$3,455,404

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Rent Roll

			Lease	Rent/SF as of	Annualized		Annual Rent
Tenant	SF	Lease Start	Expire	7/1/07	Rent	Services	Increases

Corecare	145,924	*	6/30/2022	16.69	2,435,000	NNN	3%

Traveler's Aid Shelter	55,094	7/1/2003	6/30/2008	14.30	787,844	+ Cleaning	CPI

Baptist Children's Svcs.	24,000	8/1/2003	7/31/2008	12.85	308,400	+ Cleaning	CPI

W.P. Aces Charter School**	28,145	8/1/2002	7/31/2012	13.41	377,325	+ Cleaning	3%
Pays for Some
PA Hosp. - Mill Creek School	15,456	7/1/2003	6/30/2008	16.39	253,324	Cleaning	3%
Annual CPI Increase
PHMC Adol. Residential Trmt. Ctr.	14,238	2/1/2007	1/31/2017	16.00	227,808	2007 Base Stop	starting year 3

Childrens Hosp. of Phila. (CHOP)	9,350	10/1/1997	9/30/2013	15.62	146,047	Gross	2%

The Consortium	12,870	9/1/2003	8/31/2008	12.74	163,940	+ Cleaning	3%

Market Street Constructors	6,750	12/1/2006	9/30/2007	12.64	85,300	+ Cleaning	N/A

Penn State University	4,700	7/15/2005	7/14/2010	14.50	68,150	+ Cleaning	$.25/year

ABS LINCS VA. d/b/a First Home	3,422	12/1/2006	11/30/2009	24.51	83,873	+ Cleaning	4%

Childrens Services	2,000	7/1/2004	6/30/2007	17.06	34,120	+ Cleaning	3%

CRI	1,412	9/1/2006	8/30/2009	24.65	34,806	+ Cleaning	CPI

Data Friendly	217	5/15/2006	5/15/2009	18.53	4,020	+ Cleaning	5%

Total Occupied	323,578
Vacant	13,486
Building Core	70,660
Total	407,724

*Corecare's Lease will commence upon closing

**WP Aces Charter School pays an additional $45,000/year for trailer classrooms

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Rent Roll Continued

			Lease
Tenant	SF	Lease Start	Expire	Options

Corecare	145,924	*	6/30/2022	One 5-year option at FMV
Ten 1-year options at same terms as prior year/Right to terminate with 3
Traveler's Aid Shelter	55,094	7/1/2003	6/30/2008	month notice if their contract with the city of Philadelphia is cancelled
One 5-year option with CPI Increase/Option to terminate with 30d notice if
Baptist Children's Svcs.	24,000	8/1/2003	7/31/2008	Philly's Department of Human Services cuts funding

W.P. Aces Charter School**	28,145	8/1/2002	7/31/2012	One 1-year option, $45,000/year for trailer classrooms
One 2-year option to extend with 3% increase/ 6 month termination notice if
PA Hosp. - Mill Creek School	15,456	7/1/2003	6/30/2008	funding is cancelled/ $780 a month for 15hrs cleaning

PHMC Adol. Residential Trmt. Ctr.	14,238	2/1/2007	1/31/2017	N/A

Childrens Hosp. of Phila. (CHOP)	9,350	10/1/1997	9/30/2013	Option to terminate to with 1 year notice

The Consortium	12,870	9/1/2003	8/31/2008	One 2-year renewal

Market Street Constructors	6,750	12/1/2006	9/30/2007	Trailer rent of $24,000 included with annual rent of $61,300 totaling $85,299

Penn State University	4,700	7/15/2005	7/14/2010	Three 2-year terms

ABS LINCS VA. d/b/a First Home	3,422	12/1/2006	11/30/2009	N/A

Childrens Services	2,000	7/1/2004	6/30/2007	Right to terminate with 60d notice

CRI	1,412	9/1/2006	8/30/2009	N/A

Data Friendly	217	5/15/2006	5/15/2009	N/A

*Corecare's Lease will commence upon closing

**WP Aces Charter School pays an additional $45,000/year for trailer classrooms

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Blackwell Human Services Campus: Square Footage Breakdown

			North Building/Activities			Kirkbride Building
		Lawler								East
		(Center			North	Center	North	South	West	Services/
Tenant	SF	Building)	North	Activities	Flats	Hall	Hall	Hall	Services	Chiller

Corecare	145,924	39,982	65,559	12,623			185		27,575

Traveler's Aid Shelter	55,094	21,000	1,316	16,684			5,166	8,928	2,000

Baptist Children's Svcs.	24,000	24,000

W.P. Aces Charter School	28,145					13,845	11,300	3,000

PA Hosp. - Mill Creek School	15,456						15,456

PHMC Adol. Residential Trmt. Ctr.	14,238							14,238

Childrens Hosp. of Phila. (CHOP)	9,350						9,350

The Consortium	12,870				12,870

Market Street Constructors	6,750							6,750

Penn State University	4,700						4,700

ABS LINCS VA. d/b/a First Home	3,422	3,422

Childrens Services	2,000				2,000

CRI	1,412	1,412

Data Friendly	217	112					105

Total Occupied	323,578	89,928	66,875	29,307	14,870	13,845	46,262	32,916	29,575
Vacant	13,486							13,486
Building Core	70,660	25,622		10,526		1,155	3,357			30,000
Total	407,724	115,550	66,875	39,833	14,870	15,000	49,619	46,402	29,575	30,000

*Corecare's Lease will commence upon closing

**WP Aces Charter School pays an additional $45,000/year for trailer classrooms

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Executive Overview of CoreCare Systems, Inc.

*	CoreCare Systems Inc. is a facility-based behavioral healthcare provider specializing in addiction treatment.

*
CoreCare acquired the Kirkbride Center from The Pennsylvania Hospital in February of 1997 to reposition it as a local low-cost provider to Community Behavioral Health (CBH), the City of Philadelphia's managed Medicaid Health Maintenance Organization. To meet CBH's needs, CoreCare shifted its services over time to include substance abuse. CBH is the primary client and source of revenue for CoreCare. On July 7, 2004 the Company transferred ownership of its real estate holdings and leases to a newly formed subsidiary, Kirkbride Realty Corporation d/b/a The Blackwell Human Services Campus.

*	CoreCare currently operates the following behavioral services at Kirkbride through the company and its subsidiaries:

*	74 acute psychiatric hospital beds
*	152 residential drug & alcohol rehabilitation beds
*	32 residential adolescent treatment beds

*	CoreCare currently leases 37% of the leaseable area of The Blackwell Human Services Campus.

*	CoreCare employs 372 people at Kirkbride, 239 full-time and 133 part-time.

The following proportions represent current and projected CoreCare's various business segments as a percentage of total company net revenue:

	FYE '06	FYE '07	FYE '08
Drug & Alcohol	45%	42%	41%
Hospital	38%	35%	39%
Third Party	7%	8%	0%
Adolescent	5%	11%	13%
Other	5%	3%	7%

All services are fully licensed and JCAHO accredited.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Executive Overview of CoreCare Systems, Inc. Cont'd

Primary service area for all services in West and North Philadelphia which also reflect major density points for Medicaid patients. Patients are directed to the Company primarily through the many Crisis Response Centers (CRC's) throughout the City with the CRC at Episcopal Hospital (Temple University System) being the most significant. Given the heroin epidemic in the City, North and West Philadelphia are high density areas for drug dealing and have been targeted by the City for the Weed and Seed Community Policing Initiative which offer treatment for some offenders.

Community Behavioral Health is a non-profit company controlled by the City of Philadelphia. CBH was established by the City of Philadelphia to respond to the Commonwealth of Pennsylvania’s Health Choices Program. The Commonwealth established Health Choices in 1997 for selected counties in the Philadelphia, Pittsburgh, Harrisburg areas. Health Choices secured a Federal waiver to modify the delivery of the traditional Medical Assistance program to the poor from a fee for service basis to a managed care basis.

The City created CBH to receive these traditional Medical Assistance funds for its Medicaid population of approximately 500,000 and contract with providers of behavioral health care under a managed care contract. These managed care contracts require the provider of services to seek CBH’s pre-approval before delivering care.

Kirkbride Center and Blackwell Center (formally Westmeade) signed a provider agreement which establishes a rate structure for its various services. CBH acts like a managed care insurance company; therefore they pay for preapproved services but do not refer patients. The provider receives patients by marketing multiple referral sources. The location of the providers however accesses the two City communities, West and North Philadelphia, which contain the highest density of Medical Assistance clients. CBH represents 75% of the provider’s patient revenues.

If Community Behavioral Health would be eliminated either the City of Philadelphia or Commonwealth of Pennsylvania could choose to contract with another managed care/insurance company. If the Commonwealth terminated the Health Choices, the Kirkbride Center and the Blackwell Center would receive funds directly through the traditional Medical Assistance program which is funded by the Federal Government and the Commonwealth of
Pennsylvania.

In May 2002 Kirkbride Center, the Hospital, declared Chapter 11 to protect against the mortgage holder’s foreclosure of its real estate. The bankruptcy was not due to cash flow difficulties but rather reflected Kirkbride’s Center inability to refinance the principal balance of its outstanding mortgage. Given Kirkbride Center continued improvement during the bankruptcy period the term of the first mortgage debt was reset to June 2007; all other creditors also received long term payment terms with security rights in a second mortgage on the property. The Hospital emerged from bankruptcy in June 2004. As part of the Hospital’s Reorganization Plan ownership of the real estate was transferred to Kirkbride Realty Corporation, a sister corporation, to effectively separate the real estate and healthcare operations.

CoreCare Systems Inc. also owns the following other minor subsidiaries:

*
Westmeade Healthcare Inc. d/b/a The Blackwell Center for Adolescent Treatment: The program holds a license for 32 residential beds. The program is managed by an independent, specialized company, The Pines of Norfolk, Virginia.

*
CoreCare Food Services Inc: CoreCare provides food services by contract to its sister corporations, Kirkbride Center and Blackwell Center. It also provides contract services to the Baptist Children’s Services for a 40 bed group home and a contract with the City’s office of Emergency Shelter Services for Travelers Aid.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Executive Overview of CoreCare Systems, Inc. Cont'd

The following table provides selected financial data from its statement of consolidated operations:

Operations
Summary:
	Years Ended June 30,
	2004	2005	2006	2007
	Unaudited	Unaudited	Unaudited	Projected
Revenues	$21,216,047	$23,406,643	$28,612,285	$27,271,407
Operating	17,345,879	20,981,047	23,365,226	22,118,403
Expenses
Depreciation	446,101	331,603	424,748	484,188
and
Amortization
Interest	2,989,888	3,156,974	3,260,739	3,157,330
Earnings from	3,870,168	2,425,596	5,247,059	5,153,004
Operations
Income <Loss>	$<326,381>	$259,622	$1,579,090	$1,511,486
before Tax

The following table provides a projection of selected financial data after the sale of Kirkbride Realty Corporation:

Operations Summary:	Year Ended June 30, 2008
Revenues	$ 26,110,648
Operating Expenses	23,209,905
Depreciation and Amortization	289,649
Interest	0
Earnings from Operations	2,900,943
Income before Tax	$ 2,611,094*

* Includes approximately $1.0 Million net recognition of deferred gain

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Executive Overview of CoreCare Systems, Inc. cont'd

Financial Position:
	Years Ended June 30,
	2007	2007
	Projected	Pro Forma
Cash	$ 479,463	$ 1,439,459*
Total Assets	14,203,170	9,158,083
Unsecured Debt	9,860,025	6,339,775
Secured Debt	26,344,779	763,109
Total Liabilities	$ 36,204,804	$ 31,981,051**

* Includes $1.0 Million reserve fund
**Includes $24.8 Million deferred gain on sale

While the historic financial statements presented are unaudited and are therefore subject to change, they do reflect results of completed field work by the auditors and are currently undergoing quality review and other financial audit review processes. Management believes that if the audit reports for these periods were issued today, the auditor's opinion would be qualified given doubt about the Company's ability to continue as a going concern due to expiring debt, loan covenant deficiencies and accumulated deficits.

Additionally Management has forecasted operating results through June 30, 2007, as well as proforma information assuming closing of the propsed sale on certain terms of sale and leaseback, in fiscal year ending June 30, 2008. The forecasted patient day activity and other financial measures assume the continuation of the Company's contractural and other relationships with its major source of patient referral and third party reimbursement. Management cannot, however, guarantee that such results will be realized as certain of the assumptions and other factors supporting the projected information are beyond the Company's control. These projections have not been reviewed or audited by its independent accountants.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Executive Overview of CoreCare Systems, Inc. cont'd
CORECARE SYSTEMS, INC.
OPERATING STATISTICS

The Company’s activity for all of its heath care services is measure in Total Patient Days of Patients Served. A Patient Day is defined as each day a patient spends in a licensed heath care bed as determined by midnight census. This activity trend for the fiscal years 2004-2008 is:

Fiscal Year Ending	All Services Total Patient Days
June 30, 2004 (A)	63,594
June 30, 2005 (A)	68,145
June 30, 2006(A)	74,113
June 30, 2007 (P)	72,480
June 30, 2008 (P)	72,834

A-Actual Result
P-Forecasted Activity

Activity levels in FYE’05 and FYE’06 by 7.1% and 8.8% respectively. FYE’07 is estimated to decrease slightly by 2.2% due to:

* Transition issues associated with a shift in the Company’s clinical drug trial activity from in house operations to a third party contract with CRI-WorldWide, LLC. Ultimately the Company believes CRI offers greater growth opportunities for the Hospital than were otherwise possible; and

* The return of operating space for adolescent beds which had been temporarily allocated to the Drug & Alcohol Rehabilitation program during FYE 6/30/05 and 6/30/06 when the Adolescent program was recovering from operation difficulties caused by the Hospital’s bankruptcy; and

*  Strategic adjustments in space allocations between its operating programs to respond to a program's’s relative favorable rate structure and/or market strength which may change from time to time. FYE 6/30/07 will be impacted by these space transitions.

FYE 6/30/08 activity levels presented represent the FYE 6/30/07 status quo for ease in modeling the impact of the sale of the property on the health care operating business. Management is confident that FYE 6/30/08 activity will exceed levels presented, although such results cannot be guaranteed due to factors beyond the control of management.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

CoreCare Tenant & Proposed Lease Summary

TENANT SUMMARY
Tenant Name	CoreCare
Rentable Square Feet	145,924
Lease Commencement	Close of Escrow
Original Term	15 years
Option Term	Three 5-year terms @ Fair Market Value
Web Site	www.kirkbridecenter.com

Mission Statement: It is our mission at Kirkbride Center, in service with the Greater Philadelphia community, to provide a full range of mental health and substance abuse services through our commitment to quality care and respect for the dignity of the individual.

Overview of Healthcare Operations
The Hospital operates three types of psychiatric services directed solely to adults, utilizing 74 acute psychiatric beds

s  General psychiatry (25 beds) for patients with a primary diagnosis of a psychiatric disorder. This program treats a broad range of disorders especially depression and schizophrenia.

s  Addiction services for patients who have a co-occurrence of psychiatric and addiction diagnosis. These 37 beds hold double licensure from the Departments of Public Welfare and Health.

s Geriatric services (12 beds) for patients who have broad range of acute psychiatric disorders but due to advanced age (62+) and physical frailty are better served through a discrete program.

The Hospital operates four residential drug and alcohol rehabilitation programs for adults in 152 beds including:

sDetoxification services
sDrug-free rehabilitation services
sMethadone based rehabilitation services
sRehabilitation services for dual diagnosis patients

The Blackwell Center, a sister subsidiary of the Hospital operates a 32 bed residential adolescent treatment program for males age 13 to 16 years with mental health problems.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Travelers Aid Tenant & Lease Description

TENANT SUMMARY
Tenant Name	Travelers Aid
Rentable Square Feet	52,646
Lease Commencement	7/1/03
Lease Expiration	6/30/07
Option Term	Annual one-year renewals with a CPI increase
Web Site	www.taphilly.org

Purpose: Provides professional counseling, direct assistance, shelter, transitional housing, and children and youth services to homeless families and individuals.

Mission Statement: Travelers Aid of Philadelphia helps disconnected families and individuals become healthy, productive, and self-reliant.

In 2003, Travelers Aid of Philadelphia (TAP) closed its offices in Center City, Pennsylvania and relocated to the Blackwell Human Services Campus where it currently maintains 325 beds as a transitional facility. These facilities are located in the basement level of the Lawler Building and the basement level of the North Activities Building. TAP is the largest shelter in the city and the only shelter committed to serving families. TAP plays a key role in solving the challenge of the acute shortage of homeless space in the City by providing this transitional facility. To be accepted into the TAP program, individuals and families must apply through the Office of Emergency Shelter and Services, the city agency for the homeless. Upon acceptance into the TAP program, families begin receiving various support services including intensive case management, transportation assistance, employment assistance, health care and mental health assessments and meals. Families must begin a savings program and pay shelter fees. The average stay for families is 45 days, when they receive assistance in leasing or owning their own residence. TAP is heavily involved in securing rental space and acquiring property to place the families that it helps assist. TAP is looking to expand, when possible, at the Blackwell Campus to respond to the continued growth of homelessness in Philadelphia. TAP’s administrative offices are also located at the Blackwell Campus. On occasion, if rooms are available, Travelers Aid of Philadelphia provides short-term emergency shelter assistance.

Travelers Aid of Philadelphia (TAP) is a not-for-profit social service agency founded in 1901 that is loosely affiliated with a network of 52 other Travelers’ agencies nationally, in Canada and Puerto Rico. Travelers Aid agencies are the oldest non-sectarian social service agencies in the nation. Commonly situated near mass transit areas, such as airports and train stations, Travelers Aid strives to provide support along with transitional and permanent housing opportunities to individuals and families that are stranded travelers and/or suffer homelessness.

Source of Funds:

Not-for-profit organization; receives funding from the City of Philadelphia

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Baptist Children's Services Tenant & Lease Description

TENANT SUMMARY
Tenant Name	Baptist Children's Services
Rentable Square Feet	24,000
Lease Commencement	8/1/03
Lease Expiration	7/31/08
Option Term	One 5-year term with a CPI increase
Web Site	www.baptistchildrensservices.org

Purpose: Provides foster care and assistance in a community based group home setting for up to 50 children.

Mission Statement: Children are received into our facilities without regard for race, national origin, creed, religion or the religious beliefs of their parents. We are dedicated to the ultimate integration into society of these children. Therefore, we mobilize those community resources which will contribute to the enhancement of a child's life and restoration of a positive lifestyle.

Baptist Children’s Services is a not-for-profit 501(c)(3) charity. This organization has provided services to children in need since 1879 and is celebrating its 127 years of continuous service. Baptist Children’s Services location at the Blackwell Human Services Campus is one of many facilities in the Pennsylvania and Delaware region. The facility at the Campus offers foster care and assistance in a community based group home setting for up to 50 children with 50 beds and common area spaces. This is a residential program committed to providing care for abused, dependent and neglected children. Baptist Children’s Services is looking to expand at the Campus in order to close the remaining group homes located off-campus and bring them to the Blackwell Human Services Campus. This would be a more cost effective solution for this organization and one of the main reasons it became a tenant in 2003.

Source of Funds:

Along with receiving aid from the City of Philadelphia and the Baptist Foundation, Baptist Children's Services has a new Adopt-A-Bed donor program, where individuals can make contributions that directly impact a child's life by providing food, clothing and shelter.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

PHMC Adolescent Residential Treatment Unit Tenant & Lease Summary

TENANT SUMMARY
Tenant Name	PHMC Adolescent Residential
Rentable Square Feet	14,700
Lease Commencement	2/1/07
Lease Expiration	1/31/17
Option Term	One 5-year term with a 3% increase
Web Site	www.phmc.org

Purpose: Residential female adolescent treatment unit with 30 beds.

The Philadelphia Health Management Corporation (PHMC) Adolescent Residential Treatment Unit program is a new tenant addition to the Blackwell Campus. The program will have 30 beds for female adolescents that in essence have no where to go, with most having a juvenile delinquent track record. This program is the female counterpart of the Westmeade/ Blackwell program for males, also located on the Blackwell Campus. PHMC offers a variety of mental health and substance abuse services along with a juvenile justice component. This is a long term program with a transitional end piece for the female adolescents in its care.

Source of Funds:

The Federal Government provides funding/grants to the City of Philadelphia to support this program.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

West Philadelphia Aces Charter School Tenant & Lease Summary

TENANT SUMMARY
Tenant Name	West Philadelphia Achievement Charter Elementary School
Rentable Square Feet	22,245
Lease Commencement	8/1/02
Lease Expiration	9/30/09
Option Term	One 1-year term with a 3% increase
Web Site	www.wpaces.org

Purpose: Charter school for grades k-6 with approximately 450 students specializing in computer science.

Mission Statement:“All Children Can Learn” Our mission is to guide children through a rich educational program, and produce bright educated youth who are ready to take on the many challenges of society.

West Philadelphia Achievement Charter Elementary School (WPACES) opened its doors in August, 2002. WPACES was developed by the State of Pennsylvania to help alleviate the overcrowding of schools. The WPACES charter school has a specialty in computers, and provides educational programs for children in grades K-6. Currently there are 450 enrolled students, both female and male, that attend WPACES. WPACES is a non-residential program. Students are bussed to the Blackwell campus where they utilize classroom space in the building and trailers on the grounds along with a full acre of outdoor recreational space and a basketball court.

WPACES would like to expand for providing classrooms for grades 7-9.

Source of Funds:

Source of funding is received per capita from school districts throughout the state.

Additional Rental:

WP ACES also leases land for two trailers on the property.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

PA Hospital, Mill Creek School Tenant & Lease Summary

TENANT SUMMARY
Tenant Name	PA Hospital, Mill Creek School
Rentable Square Feet	15,456
Lease Commencement	7/1/03
Lease Expiration	6/30/08
Original Term	1997
Option Term
Web Site	www.pennhealth.com

Purpose: Co-educational secondary school (grades 7-12) for emotionally and socially troubled adolescents.

Mission Statement: Mill Creek School is a place where adolescents learn to trust and express their feelings, make choices and handle peer pressure, and establish satisfying and meaningful relationships while getting back on track academically.

Mill Creek School is a subsidiary of Pennsylvania Hospital and is the oldest residing tenant on the Blackwell Campus. For over 30 years, Mill Creek School has provided comprehensive and coeducational coursework for grades 7-12. The school is licensed by the Pennsylvania Department of Education for female and male adolescents between 12 to 20 years of age. Presently, Mill Creek School supports up to 70 students described as “anxiety truants”, children who have difficulties adjusting to a mainstream school environment and/or have patterns of selfdefeating behaviors. Enrolled students are bussed from as far as New Jersey to attend school at the Campus.

Source of Funds:

Tuition is $30,000 per year and is funded by the area school districts.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

ABS LINCS d/b/a First Home Care Tenant & Lease Summary

TENANT SUMMARY
Tenant Name	ABS LINCS d/b/a First Home Care
Rentable Square Feet	3,422
Lease Commencement	12/1/06
Lease Expiration	11/30/09
Option Term	None Remaining
Web Site	www.absfirst.com/lincs.htm

Purpose: Provides foster care counseling services.

Mission Statement:  First Home Care believes in working to enable children, adolescents, families and adults to receive the care they need -- in their homes and communities.

Established in 1991, First Home Care is a subsidiary of Alternative Behavioral Services (ABS). Headquartered in Norfolk, Virginia, ABS LINCS/First Home Care expanded into other states including Philadelphia. Originally located near the downtown convention center, First Home Care relocated to the Blackwell Campus in late 2006, where it houses administrative offices and classrooms to support the professional family counseling programs that it offers to the surrounding community. Services provided include crisis intervention and assessment, supportive counseling, medication monitoring, case management, education, comprehensive discharge planning and other services designed to address the individual needs of clients/families served.

Source of Funds:

This program receives state funding.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Children's Hospital of Philadelphia Tenant & Lease Summary

TENANT SUMMARY
Tenant Name	Children's Hospital of Philadelphia
Rentable Square Feet	9,350
Lease	10/15/97
Lease Expiration	3/31/08
Option Term	No Option to Extend
Web Site	www.chop.edu

Purpose: Provides counseling and education services for adolescent families.

The Children’s Hospital of Philadelphia (CHOP) began the Early Head Start Program, a non profit outreach program, geared towards low-income pregnant women and families to provide them with life and parenting skills needed to enhance their child’s growth and development for the first three years of life. The Early Head Start Program has been a part of the Blackwell Campus since 1997. The Programs' outreach efforts consist of home visits with hands-on child development activities, parent-child play groups and enrichment activities for toddlers and infants with disabilities. Services for families include prenatal education, health and nutrition education, general education and training and behavioral health and wellness education. Due to the positive response to the program, it was made permanent in 2004. CHOP has been a well-respected institution that has provided over 150 years of innovation and service to the community.

Source of Funds:

The Head Start Program is a not-for-profit organization that receives its funding from the Children’s Hospital of Philadelphia.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

The Consortium Tenant & Lease Summary

TENANT SUMMARY
Tenant Name	The Consortium
Rentable Square Feet	7,154
Lease	9/1/2003
Lease Expiration	8/31/08
Option Term
Web Site	www.consortium-inc.org

Purpose: Provides daytime school sessions for developmentally delayed children and several outreach programs for children, adults and senior citizens.

Mission Statement:To deliver and advocate for integrated health care services in our community and to create and provide behavioral health services especially to people who are economically disadvantaged.

Since its incorporation in 1967, The Consortium has provided an array of behavioral health programs and services for children, adults and senior citizens. The Consortium is a non profit organization that has multiple locations throughout Philadelphia, with most primarily located in Philadelphia’s West End. Its largest location is on the University of Pennsylvania campus. At the Blackwell Campus, The Consortium offers programs primarily geared towards children between ages 5 to 8 who are developmentally delayed (eg., autistic). Two daytime school sessions provide educational substance and fulfillment for the students. The Consortium at the Campus also provides various outreach services including mental health and substance abuse services.

Source of Funds:

The Consortium receives its funding from the City of Philadelphia and the Ellwyn Institute.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

SECTION 3

RECENT SALES

THE BLACKWELL HUMAN
SERVICES CAMPUS

PHILADELPHIA, PA

Recent Sales Map

Montgomery Ave
Ridge Ave
Henry Ave
Fox St
Germantown Ave
Whitaker Ave
Old Lancaster Rd
E Wynnewood Rd
Belmont Ave
Kelly Dr
W Dauphin St
W Montgomery Ave
Kensington Ave
W Jefferson St
Haverford Rd
Earlington Rd
Poplar St
Boathouse Row
W Girard Ave
Frankford Ave
Haverford Ave
Spring Garden St
N 63rd St
N 44th St
N 38th St
Garrett Rd
Callowhill St
S 58th St
S 43rd St
South St
Walnut St
Market St
Pearl St
S 55th St
W Cobbs Creek Pkwy
Lindbergh Blvd
Grays Ferry Ave
S Lansdowne
S 10th St
S 6th St
Front St
Line St Pine
Kaighns
N 25th St
N 7th St
E Wyoming
Fairmount Park
Morris Park
Durham Park
Black Oak Park
Clark Park
Washington Square
Franklin Square
Bartrams Park
Stinger Park
Drexel Park
Kelly Playground
Fern Hill Park
Hunting Park
Westmore Park
Reyburn Park
Tiptop Playground
Penn Treaty
Gulley Park
Cynwyd Park
Arnold Field
Ashland School
Saint Colman-Newman School
Saint Katherines School
Saint Charles Seminary
Gompers School
Hanna School
Rhoades Middle School
Walton School
Peirce School
Potter School
McClure School
Arnold School
Stokley School
Saint Edwards School
Wagner School
Miller School
Moffet School
Wilson School
Starr Garden Recreation Center
Unamed Stream
Gulley Run
Cobbs Creek
Naylors Run
Darby Creek
76
1
13
2
30
611
3
676
95

          *subject property
          1) Children's Hospital of Philadelphia
         2) Presbyterian Home for Aged Couples

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Recent Sales

THE BLACKWELL HUMAN SERVICES CAMPUS
Philadelphia, PA 19139
Offering Price:	$35,000,000
Rentable SF:	407,724	Percent Down:	100%
Year Built/Renovated:	1895 / 1997	CAP Rate:	8.54%
Occupancy:	96%	Price/Rentable SF:	$85.84

CHILDREN'S HOSPITAL OF PHILADELPHIA
3250 Market Street
Philadelphia, PA 19104
Close of Escrow:	1/14/2005	Sales Price:	$10,800,000
Rentable SF:	74,348	Percent Down:	N/A
Year Built:	74348	CAP Rate:	N/A
Occupancy:	100%	Price/Rentable SF:	$145.26

PRESBYTERIAN HOME FOR AGED COUPLES
4700 City Avenue
Philadelphia, PA 19131
Close of Escrow:	1/20/05	Sales Price:	$7,405,000
Rentable SF:	77,741	Percent Down:	N/A
Year Built:	77741	CAP Rate:	N/A
Occupancy:	0%	Price/Rentable SF:	$95.25

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

SECTION 4

LEASE COMPARABLES

THE BLACKWELL HUMAN
SERVICES CAMPUS

PHILADELPHIA, PA

Lease Comparables Map

Philadelphia
76
13
3
611
1
2
3
4
5
US Hwy 13(N 38th St)
US Hwy 13(Baltimore Ave)
13(Baltimore Ave)
State Hwy 3(N 30th St)
State Hwy 3(N 29th St)
State Hwy 611(S Broad St)
Fairmount Ave
Spring Garden St
Benjamin Franklin Pkwy
Kelly Dr
Vine St
Race St
John F Kennedy Blvd
Chestnut St
Walnut St
Sansom St
Locust Walk
South St
Spruce St
Delancey St
Pine St
Lombard St
Christian St
Washington Ave
Federal St
Grays Ferry Ave
Haverford Ave
Lancaster Ave
Parking Lot
Parrish St
Brown St
Nectarine St
Filbert St
Moravian St
Ludlow St
Ranstead St
Ionic St
Hamilton Cir
Shamokin St
Wood St
Appletree St
Cherry St
Spring St
Waverly St
Ross Ct
Fulton St
Norfolk St
Montrose St
Kimball St
Alter St
Annin St
Titan St
Kater St
Kenilworth St
Clymer St
S University Ave
S 34th St
S 22nd St
S 21st St
S 43rd St
S 44th St
N Union St
N 37th St
N 38th St
N 35th St
N 31st St
N Spangler St
N Natrona St
N 24th St
N 25th St
N 24th St
N 17th St
N 16th St
N 15th St
Rudy Robinson Way
Unnamed Street
N Busti St
N Brooklyn St
N 41st St
N 40th St
Preston St
S 40th St
S 39th St
S 42nd St
S Melville St
S 47th St
S 46th St
S 45th St
Reinhard St
Regent St
S 49th St
S 50th St
S 51st St
Service Dr
Olser Cir
Alley
Connecting Road
S Taney St
S 26th St
S 25th St
S 24th St
S 20th St
S 19th St
S Cleveland St
Bouvier St
S 17th St
16th St
S Bancroft St
S Hicks St
S 15th St
S 31st St
Traffic Circle
Ramp

* Subject Property
1) 4100 Chester Avenue
2) Science Center
3) 3624 Market Street
4) Medical Arts Building
5) Medical Tower

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Lease Comparables

THE BLACKWELL HUMAN SERVICES CAMPUS

Philadelphia, PA 19139
Date Surveyed:
Rentable Square Feet:	407,724
Occupancy:	96%
Year Built/Renovated:	1895/1997
Rent/SF	Available SF	Lease Type
$16.00	13,486	Full Service

SUBJECT PROPERTY
1

4100 Chester Avenue
Philadelphia, PA 19104
Date Surveyed:	12/15/06
Rentable Square Feet:	55,000
Occupancy:	50%
Year Built:	1945
Rent/SF	Available SF	Lease Type
$20.00	27,000	+utilities
2

SCIENCE CENTER
3700 Market Street
Philadelphia, PA 19104
Date Surveyed:	12/15/06
Rentable Square Feet:	46,171
Occupancy:	50%
Year Built:	1977
Rent/SF	Available SF	Lease Type
$17.50	3,251	nnn
$17.50	2,098	nnn
$23.00	21,000	nnn

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Lease Comparables
3

3624 Market Street Philadelphia, PA 19104
Date Surveyed:	12/15/06
Rentable Square Feet:	209,500
Occupancy:	99%
Year Built:	1975
Rent/SF	Available SF	Lease Type
$20.00	1,730	nnn
$25.00	33,292	+electric

COMMENTS The 33,292 SF is sublet space.

4

MEDICAL ARTS BUILDING
1601 Walnut Street
Philadelphia, PA 19104
Date Surveyed:	12/5/2006
Rentable Square Feet:	110,000
Occupancy:	95%
Year Built:	1930
Rent/SF	Available SF	Lease Type
$19.00	5,300	FS

5

MEDICAL TOWER
255 South 17th Street
Philadelphia, PA 19134
Date Surveyed:	12/5/2006
Rentable Square Feet:	95,000
Occupancy:	98%
Year Built:	1930
Rent/SF	Available SF	Lease Type
$20.00	1,800	FS

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

SECTION 5

DEMOGRAPHIC ANALYSIS

THE BLACKWELL HUMAN
SERVICES CAMPUS

PHILADELPHIA, PA

Demographic Report
	1 Miles:	3 Miles:	5 Miles:
Population
1990 Population	82,691	449,550	949,416
2000 Population	74,643	426,153	891,156
2006 Population	71,678	411,452	869,758
2011 Population	69,523	400,201	852,376

Households
1990 Households	33,236	175,899	368,511
2000 Households	31,021	169,541	356,791
2006 Households	29,751	163,522	347,850
2011 Households	28,755	158,497	340,008
2006 Average Households Size	2.31	2.37	2.39

Employment
2006 Daytime Population	14,545	256,576	477,387

Summary Housing Information

1990 Median Housing Value	$24,364	$33,881	$48,434
2000 Median Housing Value	$38,486	$46,668	$59,565

2000 Owner Occupied Housing Units	33.4%	44.3%	48.4%
2000 Renter Occupied Housing Units	51.1%	42.4%	39.2%
2000 Vacant	15.48%	13.27%	12.45%

2006 Owner Occupied Housing Units	35.5%	45.3%	49.1%
2006 Renter Occupied Housing Units	45.9%	38.4%	35.5%
2006 Vacant	18.62%	16.33%	15.34%

2011 Owner Occupied Housing Units	36.8%	45.9%	49.6%
2011 Renter Occupied Housing Units	42.0%	35.3%	32.7%
2011 Vacant	21.18%	18.79%	17.65%

2006 Households by Income
$ 0 - $ 14,999	35.8%	28.1%	25.7%
$ 15,000 - $24,999	16.7%	14.1%	13.1%
$ 25,000 - $34,999	13.4%	12.6%	11.9%
$ 35,000 - $49,999	12.9%	14.5%	14.2%
$ 50,000 - $74,999	11.3%	14.7%	15.4%
$ 75,000 - $99,999	5.1%	7.5%	8.3%
$100,000 - $124,999	2.4%	3.6%	4.5%
$125,000 - $149,999	1.0%	1.7%	2.3%
$150,000 - $200,000	0.6%	1.3%	1.8%
$200,000 to $249,999	0.1%	0.4%	0.6%
$250,000 +	0.7%	1.6%	2.2%

2006 Income
Median Households Income	$23,427	$31,181	$34,341
Per Capita Income	$14,406	$18,621	$21,112
Average Households Income	$32,350	$43,600	$50,180

Demographic data © 2006 by Experian/Applied Geographic Solutions

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

Summary Report

Geography: 5 Miles

Population
In 2006, the population in your selected geography is 869,758. The population has changed by -2.40% since 2000. It is estimated that the population in your area will be 852,376 five years from now, which represents a change of -2.00% from the current year. The current population is 46.66% male and 53.34% female. The median age of the population in your area is 35.1, compare this to the US average which is 36.5. The population density in your area is 11,074.11 people per square mile.

Households
There are currently 347,850 households in your selected geography. The number of households has changed by -2.51% since 2000. It is estimated that the number of households in your area will be 340,008 five years from now, which represents a change of -2.25% from the current year. The average household size in your area is 2.39 persons.

Income
In 2006, the median household income for your selected geography is $34,341, compare this to the US average which is currently $48,271. The median household income for your area has changed by 12.19% since 2000. It is estimated that the median household income in your area will be $36,427 five years from now, which represents a change of 6.08% from the current year.

The current year per capita income in your area is $21,112, compare this to the US average, which is $24,529. The Race & Ethnicity

The current year racial makeup of your selected area is as follows: 41.85% White, 46.79% Black, 0.16% Native American and 6.26% Asian/Pacific Islander. Compare these to US averages which are: 75.86% White, 12.07% Black, 0.71% Native American and 4.51% Asian/Pacific Islander.

People of Hispanic origin are counted independently of race. People of Hispanic origin make up 6.02% of the current year population in your selected area. Compare this to the US average of 14.94%.

Housing
The median housing value in your area was $59,565 in 2000, compare this to the US average of $115,194 for the same year. In 2000, there were 197,111 owner occupied housing units in your area and there were 159,680 renter occupied housing units in your area. The median rent at the time was $496.

Employment
In 2006, there are 477,387 employees in your selected area, this is also known as the daytime population. The 2000 Census revealed that 65.6% of employees are employed in white-collar occupations in this geography, and 34.4% are employed in blue-collar occupations. In 2006, unemployment in this area is 8.03%. In 2000, the median time traveled to work was 28.0 minutes.

Demographic data © 2003 by Experian/Applied Geographic Solutions.

This information has been secured from sources we believe to be reliable, but we make no representations or warranties, expressed or implied, as to the accuracy of the information. References to square footage or age are approximate. Buyer must verify the information and bears all risk for any inaccuracies. © Marcus & Millichap 2006.

THE BLACKWELL HUMAN SERVICES CAMPUS

PHILADELPHIA, PA

OFFERING MEMORANDUM

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